Exhibit 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report on Form 10-Q of Southern Star Central Corp. (the Company), a Delaware corporation, for the period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the Report), each of the undersigned, Jerry L. Morris, President and Chief Executive Officer of the Company, and Susanne W. Harris, Vice President,  Chief Financial Officer, and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, except that the Consolidated Financial Statements of the Company have not been reviewed by independent public accountants as required by Section 10-01(d) of Regulation S-X, see Note 2 in the Notes to the Consolidated Financial Statements; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Report.

The foregoing certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002 and is not intended to be used or relied upon for any other purpose.

	Signature	Title	Date
By:	/s/ Jerry L. Morris	President and Chief Executive Officer	November 14, 2005
Jerry L. Morris
By:	/s/ Susanne W. Harris	Vice President, Chief Financial Officer, and Treasurer	November 14, 2005
Susanne W. Harris

A signed original of this written statement required by Section 906 has been provided to Southern Star Central Corp. and will be retained by Southern Star Central Corp. and furnished to the Securities and Exchange Commission or staff upon request.